Exhibit 99.1

Contact:
Sean McHugh
Vice President & Treasurer
(678) 791-7615

Carter’s, Inc. Reports Fourth Quarter and Fiscal 2015 Results and
Announces Expanded Return of Capital Initiatives

•	Fourth quarter fiscal 2015

◦	Net sales $867 million

◦	Diluted EPS $1.39; adjusted diluted EPS $1.40, growth of 6%

•	Record fiscal 2015 performance

◦	Net sales $3.0 billion, growth of 4%

◦	Diluted EPS $4.50; adjusted diluted EPS $4.61, growth of 17%

•	Board of Directors authorizes new $500 million share repurchase program and 50% increase to quarterly dividend

ATLANTA, February 25, 2016 -- Carter’s, Inc. (NYSE:CRI), the largest branded marketer in the United States and Canada of apparel exclusively for babies and young children, today reported its fourth quarter and fiscal 2015 results.
“We exceeded our sales and earnings objectives in the fourth quarter,” said Michael D. Casey, Chairman and Chief Executive Officer. “Our focus on providing the best value and experience in young children’s apparel enabled us to achieve our 27th consecutive year of sales growth, gain market share, and deliver a record level of sales and profitability in 2015.  We are planning good growth in sales and earnings in 2016 and plan to grow our business to over $4 billion in sales by 2020 by extending the reach of our iconic brands through our global and multi-channel distribution capabilities.”
“Over the past three years, we have returned over $760 million to our shareholders through dividends and share repurchases. The expanded capital return initiatives announced today reflect the strength of our business model and our continued commitment to return capital to our shareholders,” Casey said.
Note on Net Sales and Comparable Sales (52 vs. 53 Week Calendars)
The Company’s fiscal 2015 results included 52 weeks compared to 53 weeks in fiscal 2014 (a 13 week fourth quarter in 2015 versus a 14 week fourth quarter in 2014). This change in the number of weeks from fiscal 2014 to fiscal 2015 affects the comparability of results for the fourth quarter and fiscal year 2015 compared to the same periods in fiscal 2014. The additional week in fiscal 2014 contributed approximately $44.1 million in consolidated net sales, which the Company estimates contributed approximately $0.05 in adjusted diluted earnings per share. Fiscal 2015 net sales growth by business segment, after subtracting the 53rd week of net sales from the fiscal 2014 periods to align the two periods, was as follows:

(dollars in millions)		Year-Over-Year Change in Net Sales
	Fiscal 2014	Fourth Quarter Fiscal 2015		Fiscal 2015
	53rd Week	Reported	Aligned Basis	Reported	Aligned Basis
Segment	Net Sales	(14 Weeks LY)	(13 Weeks LY)	(53 Weeks LY)	(52 Weeks LY)

Carter’s Retail	$13.7	2.9%	7.2%	5.9%	7.2%
Carter’s Wholesale	19.4	(5.8)%	0.7%	2.4%	4.3%
OshKosh Retail	4.8	5.0%	9.7%	8.3%	9.9%
OshKosh Wholesale	1.9	(21.1)%	(13.0)%	(10.4)%	(7.9)%
International	4.3	3.7%	8.7%	3.1%	4.5%
Consolidated	$44.1	(0.3)%	5.0%	4.1%	5.8%

In the consolidated and segment discussions that follow, the net sales amounts and related comparisons are based on the Company’s reported fiscal 2015 and 2014 calendars. However, direct-to-consumer (“DTC”), retail store, and eCommerce comparable sales metrics are based on 2014 periods that have been aligned to the corresponding 13 and 52 week periods in fiscal 2015.
Foreign Currency
The appreciation of the U.S. dollar relative to the Canadian dollar negatively affected the Company’s reported net sales and earnings in fiscal 2015. The effects of changes in foreign currency exchange rates (FX) on net sales in fiscal 2015 compared to fiscal 2014 are as follows:

(dollars in millions)	Year-Over-Year Change in Net Sales
	Fourth Quarter Fiscal 2015			Fiscal 2015
		2015 FX	Constant		2015 FX	Constant
	Reported	Impact on	Currency	Reported	Impact on	Currency
Net Sales	Growth	Net Sales	Growth	Growth	Net Sales	Growth

International Segment	3.7%	$(11.3)	15.7%	3.1%	$(35.1)	14.2%
Consolidated	(0.3)%	$(11.3)	1.0%	4.1%	$(35.1)	5.4%

Consolidated Results
Fourth Quarter of Fiscal 2015 (13 weeks) compared to Fourth Quarter of Fiscal 2014 (14 weeks)
Consolidated net sales decreased $2.7 million, or 0.3%, to $866.5 million.  This decrease reflects declines in the Company's domestic wholesale segments, partially offset by growth in its domestic retail segments and international segment. The 14th week of the fourth quarter of fiscal 2014 contributed sales of approximately $44.1 million.
Changes in foreign currency exchange rates in the fourth quarter of fiscal 2015 compared to the fourth quarter of fiscal 2014 negatively affected consolidated net sales in the fourth quarter of fiscal 2015 by $11.3 million. On a constant currency basis, consolidated net sales increased 1.0% in the fourth quarter of fiscal 2015.

Operating income in the fourth quarter of fiscal 2015 increased $2.2 million, or 1.9%, to $116.2 million, compared to $114.0 million in the fourth quarter of fiscal 2014. Operating margin in the fourth quarter of fiscal 2015 increased 30 basis points to 13.4%, compared to 13.1% in the fourth quarter of fiscal 2014. Adjusted operating income (a non-GAAP measure) in the fourth quarter of fiscal 2015 was $117.1 million, compared to $116.9 million in the fourth quarter of fiscal 2014. Adjusted operating margin (a non-GAAP measure) in the fourth quarter of fiscal 2015 was 13.5%, compared to 13.4% in the fourth quarter of fiscal 2014, reflecting improved gross margin and expense deleverage.
Net income in the fourth quarter of fiscal 2015 increased $4.0 million, or 5.8%, to $72.6 million, or $1.39 per diluted share, compared to $68.6 million, or $1.29 per diluted share, in the fourth quarter of fiscal 2014. Adjusted net income (a non-GAAP measure) in the fourth quarter of fiscal 2015 increased $2.6 million, or 3.7%, to $73.2 million, compared to $70.6 million in the fourth quarter of fiscal 2014. Adjusted earnings per diluted share (a non-GAAP measure) in the fourth quarter of fiscal 2015 increased 5.5% to $1.40, compared to $1.32 in the fourth quarter of fiscal 2014. The Company estimates that the consolidated net sales during the 14th week of the fourth quarter of fiscal 2014 contributed approximately $0.05 in adjusted diluted earnings per share.
Fiscal 2015 (52 weeks) compared to Fiscal 2014 (53 weeks)
Consolidated net sales increased $120.0 million, or 4.1%, to $3.0 billion.  The net sales increase reflects growth in all segments except OshKosh wholesale. The 53rd week of fiscal 2014 contributed sales of approximately $44.1 million.
Changes in foreign currency exchange rates in fiscal 2015 compared to fiscal 2014 negatively affected consolidated net sales in fiscal 2015 by $35.1 million. On a constant currency basis, consolidated net sales increased 5.4% in fiscal 2015.
Operating income in fiscal 2015 increased $59.5 million, or 17.9%, to $392.9 million, compared to $333.3 million in fiscal 2014. Operating margin in fiscal 2015 increased 150 basis points to 13.0%, compared to 11.5% in fiscal 2014. Adjusted operating income in fiscal 2015 increased $41.7 million, or 11.6%, to $401.0 million, compared to $359.3 million in fiscal 2014. Adjusted operating margin in fiscal 2015 increased 90 basis points to 13.3%, compared to 12.4% in fiscal 2014, reflecting improved gross margin and expense leverage.
Net income in fiscal 2015 increased $43.2 million, or 22.2%, to $237.8 million, or $4.50 per diluted share, compared to $194.7 million, or $3.62 per diluted share, in fiscal 2014.  Adjusted net income in fiscal 2015 increased $32.1 million, or 15.2%, to $243.6 million, compared to $211.5 million in fiscal 2014. Adjusted earnings per diluted share in fiscal 2015 increased 17.4% to $4.61, compared to $3.93 in fiscal 2014. The Company estimates that the consolidated net sales during the 53rd week of fiscal 2014 contributed approximately $0.05 in adjusted diluted earnings per share.
Cash flow from operations in fiscal 2015 was $308.0 million compared to $282.4 million in fiscal 2014.  The increase was driven by higher net income offset in part by unfavorable changes in net working capital.
See the "Reconciliation of GAAP to Adjusted Results" section of this release for additional disclosures and reconciliations regarding non-GAAP measures.

Carter’s Retail Segment Results
Fourth Quarter of Fiscal 2015 (13 weeks) compared to Fourth Quarter of Fiscal 2014 (14 weeks)
Carter’s retail segment sales increased $9.9 million, or 2.9%, to $351.6 million. Carter’s DTC comparable sales increased 5.7%, comprised of eCommerce comparable sales growth of 34.4% and a comparable retail store sales decline of 1.7%. The 14th week of the fourth quarter of fiscal 2014 contributed sales of approximately $13.7 million.
Fiscal 2015 (52 weeks) compared to Fiscal 2014 (53 weeks)
Carter’s retail segment sales increased $64.1 million, or 5.9%, to $1.2 billion. Carter’s DTC comparable sales increased 1.2%, comprised of eCommerce comparable sales growth of 18.9% and a comparable retail store sales decline of 3.1%. The 53rd week of fiscal 2014 contributed sales of $13.7 million.
During the fourth quarter of fiscal 2015 and fiscal 2015, the Company believes, based on analysis of credit card transactions and other data, that Carter’s DTC comparable sales were negatively impacted by lower demand from international tourists shopping in its U.S. stores and websites, which was likely influenced by the strength of the U.S. dollar relative to other global currencies.
As of the end of the fourth quarter of fiscal 2015, the Company operated 594 Carter’s retail stores in the United States.
Carter’s Wholesale Segment Results
Fourth Quarter of Fiscal 2015 (13 weeks) compared to Fourth Quarter of Fiscal 2014 (14 weeks)
Carter’s wholesale segment sales decreased $17.3 million, or 5.8%, to $283.1 million. The 14th week of the fourth quarter of fiscal 2014 contributed sales of approximately $19.4 million.
Fiscal 2015 (52 weeks) compared to Fiscal 2014 (53 weeks)
Carter’s wholesale segment sales increased $25.8 million, or 2.4%, to $1.1 billion, reflecting increased seasonal product demand, a new playwear initiative, and favorable replenishment trends. The 53rd week of fiscal 2014 contributed sales of approximately $19.4 million.
OshKosh Retail Segment Results
Fourth Quarter of Fiscal 2015 (13 weeks) compared to Fourth Quarter of Fiscal 2014 (14 weeks)
OshKosh retail segment sales increased $5.7 million, or 5.0%, to $118.3 million. OshKosh DTC comparable sales increased 4.0%, comprised of eCommerce comparable sales growth of 27.6% and a comparable retail stores decrease of 2.5%. The 14th week of the fourth quarter of fiscal 2014 contributed sales of approximately $4.8 million.
Fiscal 2015 (52 weeks) compared to Fiscal 2014 (53 weeks)
OshKosh retail segment sales increased $27.9 million, or 8.3%, to $363.1 million. OshKosh DTC comparable sales increased 2.4%, comprised of eCommerce comparable sales growth of 24.0% and a comparable retail store sales decline of 2.5%. The 53rd week of fiscal 2014 contributed sales of $4.8 million.
During the fourth quarter of fiscal 2015 and fiscal 2015, the Company believes that OshKosh’s DTC comparable sales were negatively impacted by lower demand from international tourists shopping in its

U.S. stores and websites, which was likely influenced by the strength of the U.S. dollar relative to other global currencies.
As of the end of the fourth quarter of fiscal 2015, the Company operated 241 OshKosh retail stores in the United States.
OshKosh Wholesale Segment Results
Fourth Quarter of Fiscal 2015 (13 weeks) compared to Fourth Quarter of Fiscal 2014 (14 weeks)
OshKosh wholesale segment sales decreased $4.4 million, or 21.1%, to $16.5 million, reflecting lower seasonal bookings and a decline in sales to the off-price channel. The 14th week of the fourth quarter of fiscal 2014 contributed sales of approximately $1.9 million.
Fiscal 2015 (52 weeks) compared to Fiscal 2014 (53 weeks)
OshKosh wholesale segment sales decreased $7.6 million, or 10.4%, to $65.6 million, reflecting lower seasonal bookings and a decline in sales to the off-price channel. The 53rd week of fiscal 2014 contributed sales of approximately $1.9 million.
International Segment Results
Fourth Quarter of Fiscal 2015 (13 weeks) compared to Fourth Quarter of Fiscal 2014 (14 weeks)
International segment sales increased $3.4 million, or 3.7%, to $97.0 million, principally driven by increased wholesale demand, growth in the Company’s eCommerce business in Canada, and new eCommerce sales in China, partially offset by unfavorable foreign currency exchange rates and the impact of the Target Canada bankruptcy in early 2015. The 14th week of the fourth quarter of fiscal 2014 contributed sales of approximately $4.3 million.
Changes in foreign currency exchange rates in the fourth quarter of fiscal 2015 as compared to the fourth quarter of fiscal 2014 negatively affected international segment net sales in the fourth quarter of fiscal 2015 by $11.3 million. On a constant currency basis, international segment net sales increased 15.7%.
Canadian comparable retail store sales increased 11.9% in the fourth quarter of fiscal 2015, reflecting increased traffic and pricing improvements.
Fiscal 2015 (52 weeks) compared to Fiscal 2014 (53 weeks)
International segment sales increased $9.7 million, or 3.1%, to $326.2 million. This increase reflects growth in the Company’s DTC business in Canada, increased wholesale demand in other international markets, and new eCommerce sales in China. This growth was partially offset by unfavorable foreign currency exchange rates, the impact of the Target Canada bankruptcy, and the Company’s exit from retail operations in Japan in fiscal 2014. The 53rd week of fiscal 2014 contributed sales of approximately $4.3 million.
Changes in foreign currency exchange rates in fiscal 2015 as compared to fiscal 2014 negatively affected international net sales in fiscal 2015 by $35.1 million. On a constant currency basis, international segment net sales increased 14.2%.
The Company’s former retail operations in Japan contributed $4.4 million in net sales in fiscal 2014.
Canadian comparable retail store sales increased 6.4% in fiscal 2015, reflecting higher customer conversion and pricing improvements.

As of the end of the fourth quarter of fiscal 2015, the Company operated 147 retail stores in Canada.
2016 Business Outlook
For fiscal 2016, the Company projects net sales to increase approximately 6% to 7% over fiscal 2015 and adjusted diluted earnings per share to increase approximately 8% to 10% compared to adjusted diluted earnings per share of $4.61 in fiscal 2015. This forecast for fiscal 2016 adjusted earnings per share excludes anticipated expenses of approximately $1.7 million related to the amortization of acquired tradenames and other items the Company believes to be non-representative of underlying business performance.
For the first quarter of fiscal 2016, the Company projects net sales to increase approximately 4% over the first quarter of fiscal 2015 and adjusted diluted earnings per share to be comparable to adjusted diluted earnings per share of $0.97 in the first quarter of fiscal 2015. This forecast for first quarter fiscal 2016 adjusted earnings per share excludes anticipated expenses of approximately $1.0 million related to the amortization of acquired tradenames and other items the Company believes to be non-representative of underlying business performance.
Expanded Return of Capital Initiatives
As part of the Company’s ongoing commitment to return capital to shareholders, the Company’s Board of Directors on February 24, 2016 authorized a new $500 million share repurchase program and approved a 50% increase ($0.11 per share) to its quarterly cash dividend, to $0.33 per share, for payment on March 25, 2016, to shareholders of record at the close of business on March 11, 2016.
The Company is evaluating its capital structure, including the opportunity to increase its leverage in order to improve capital efficiency and provide capacity for the return of capital to shareholders over time.
Over the past three years the Company has returned $761 million to shareholders through cash dividends and share repurchases and $902 million since becoming a public company in 2003.
The share repurchase authorization announced today permits the Company to repurchase shares of its common stock up to $500 million, in addition to approximately $58 million remaining under previous authorizations. Such purchases may be made in the open market or in privately negotiated transactions, with the level and timing of activity being at the discretion of the Company's management depending on market conditions, stock price, other investment priorities, and other factors. These share repurchase authorizations have no expiration date.
Future declarations of quarterly dividends and the establishment of related record and payment dates will be at the discretion of the Company’s Board of Directors based on a number of factors, including the Company’s future financial performance and other considerations.
Dividends
During the fourth quarter of fiscal 2015, the Company paid a cash dividend of $0.22 per share totaling $11.4 million. The Company paid cash dividends totaling $46.0 million in fiscal 2015.
Stock Repurchase Activity
During the fourth quarter of fiscal 2015, the Company repurchased and retired 359,263 shares of its common stock for $32.0 million at an average price of $88.94 per share. During fiscal 2015, the Company repurchased and retired 1.2 million shares for $110.3 million at an average price of $95.55 per share. Year-to-date through February 24, 2016, the Company has repurchased and retired a total of

183,564 shares for $16.7 million at an average price of $91.03 per share. All shares were repurchased in open market transactions pursuant to applicable regulations for open market share repurchases.
Conference Call
The Company will hold a conference call with investors to discuss fourth quarter and fiscal 2015 results and its business outlook on February 25, 2016 at 8:30 a.m. Eastern Standard Time. To participate in the call, please dial 913-981-5518. To listen to a live broadcast of the call on the internet, please visit www.carters.com and select the “Fourth Quarter 2015 Earnings Conference Call” link under the “Investor Relations” tab. Presentation materials for the call can be accessed under the same tab by selecting links for “News & Events” followed by “Webcasts & Presentations”. A replay of the call will be available shortly after the broadcast through March 4, 2016, at 888-203-1112 (U.S. / Canada) or 719-457-0820 (international), passcode 220283. The replay will also be archived on the Company's website under the “Investor Relations” tab.
About Carter’s, Inc.
Carter’s, Inc. is the largest branded marketer in the United States and Canada of apparel and related products exclusively for babies and young children. The Company owns the Carter’s and OshKosh B'gosh brands, two of the most recognized brands in the marketplace. These brands are sold in leading department stores, national chains, and specialty retailers domestically and internationally. They are also sold through nearly 1,000 Company-operated stores in the United States and Canada and online at www.carters.com, www.oshkoshbgosh.com, and www.cartersoshkosh.ca. The Company’s Just One You, Precious Firsts, and Genuine Kids brands are available at Target, and its Child of Mine brand is available at Walmart. Carter’s is headquartered in Atlanta, Georgia. Additional information may be found at www.carters.com.
Cautionary Language
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to the Company’s future performance, including, without limitation, statements with respect to the Company’s anticipated financial results for the first quarter of fiscal 2016 and fiscal year 2016, or any other future period, assessment of the Company’s performance and financial position, and drivers of the Company’s sales and earnings growth. Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or not materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Certain of the risks and uncertainties that could cause actual results and performance to differ materially are described in the Company’s most recently filed Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission from time to time under the headings “Risk Factors” and “Forward-Looking Statements.” Included among the risks and uncertainties that may impact future results are the risks of: losing one or more major customers, vendors, or licensees, due to competition, inadequate quality of the Company’s products, or otherwise; financial difficulties for one or more of the Company’s major customers, vendors, or licensees, or an overall decrease in consumer spending; our products not being accepted in the marketplace, due to quality concerns, changes in consumer preference and fashion trends, or otherwise; negative publicity, including as a result of product recalls or otherwise; failing to protect the Company’s intellectual property; various types of litigation, including class action litigation brought under various consumer protection, employment, and privacy and information security laws; a breach of the Company’s consumer databases, systems or processes; the risk of slow-downs, disruptions or strikes along the Company’s supply chain, including disruptions resulting from foreign supply sources, the Company’s distribution centers or in-sourcing capabilities; and unsuccessful expansion into international markets or failure to successfully manage legal, regulatory, political and economic risks of the Company’s existing international operations, including maintaining compliance with worldwide anti-bribery laws; and an inability to obtain additional financing on favorable terms. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CARTER’S, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except for share data)
(unaudited)

	For the fiscal quarters ended		For the fiscal years ended
	January 2, 2016	January 3, 2015	January 2, 2016	January 3, 2015
	(13 weeks)	(14 weeks)	(52 weeks)	(53 weeks)
Net sales	$866,544	$869,224	$3,013,879	$2,893,868
Cost of goods sold	503,006	513,192	1,755,855	1,709,428
Gross profit	363,538	356,032	1,258,024	1,184,440
Selling, general, and administrative expenses	258,737	251,902	909,233	890,251
Royalty income	(11,378)	(9,880)	(44,066)	(39,156)
Operating income	116,179	114,010	392,857	333,345
Interest expense	6,497	7,030	27,031	27,653
Interest income	(115)	(86)	(500)	(403)
Other (income) expenses, net	(1,302)	1,472	(1,862)	3,189
Income before income taxes	111,099	105,594	368,188	302,906
Provision for income taxes	38,500	37,004	130,366	108,236
Net income	$72,599	$68,590	$237,822	$194,670

Basic net income per common share	$1.40	$1.30	$4.55	$3.65
Diluted net income per common share	$1.39	$1.29	$4.50	$3.62
Dividend declared and paid per common share	$0.22	$0.19	$0.88	$0.76

CARTER’S, INC.
BUSINESS SEGMENT RESULTS
(dollars in thousands)
(unaudited)

	For the fiscal quarters ended				For the fiscal years ended
	January 2, 2016 (13 weeks)	% of total sales	January 3, 2015 (14 weeks)	% of total sales	January 2, 2016 (13 weeks)	% of total sales	January 3, 2015 (14 weeks)	% of total sales
Net sales:
Carter’s Retail (a)	$351,633	40.6%	$341,692	39.3%	$1,151,268	38.2%	$1,087,165	37.6%
Carter’s Wholesale	283,106	32.7%	300,428	34.6%	1,107,706	36.8%	1,081,888	37.4%
Total Carter’s	634,739	73.3%	642,120	73.9%	2,258,974	75.0%	2,169,053	75.0%
OshKosh Retail (a)	118,300	13.7%	112,640	13.0%	363,087	12.0%	335,140	11.6%
OshKosh Wholesale	16,456	1.9%	20,859	2.4%	65,607	2.2%	73,201	2.5%
Total OshKosh	134,756	15.6%	133,499	15.4%	428,694	14.2%	408,341	14.1%
International (b)	97,049	11.1%	93,604	10.7%	326,211	10.8%	316,474	10.9%
Total net sales	$866,544	100.0%	$869,223	100.0%	$3,013,879	100.0%	$2,893,868	100.0%

Operating income (loss):		Operating margin		Operating margin		Operating margin		Operating margin
Carter’s Retail (a)	$64,483	18.3%	$73,638	21.6%	$199,040	17.3%	$211,297	19.4%
Carter’s Wholesale	60,012	21.2%	51,974	17.3%	232,497	21.0%	185,463	17.1%
Total Carter’s	124,495	19.6%	125,612	19.6%	431,537	19.1%	396,760	18.3%
OshKosh Retail (a)	8,535	7.2%	9,093	8.1%	11,931	3.3%	8,210	2.4%
OshKosh Wholesale	3,555	21.6%	3,717	17.8%	13,270	20.2%	8,842	12.1%
Total OshKosh	12,090	9.0%	12,810	9.6%	25,201	5.9%	17,052	4.2%
International (b) (c)	16,037	16.5%	12,431	13.3%	47,004	14.4%	39,470	12.5%
Corporate expenses (d) (e)	(36,443)		(36,843)		(110,885)		(119,937)
Total operating income	$116,179	13.4%	$114,010	13.1%	$392,857	13.0%	$333,345	11.5%

(a)	Includes eCommerce results.

(b)	Net sales include international retail, eCommerce, and wholesale sales. Operating income includes international licensing income.

(c)	Includes the following net charges:

	For the fiscal quarters ended		For the fiscal years ended
	January 2, 2016	January 3, 2015	January 2, 2016	January 3, 2015
(dollars in millions)	(13 weeks)	(14 weeks)	(52 weeks)	(53 weeks)
Revaluation of contingent consideration	$—	$0.4	$1.9	$1.3
Exit from Japan retail operations	$—	$0.1	$—	$0.5

(d)
Corporate expenses include expenses related to incentive compensation, stock-based compensation, executive management, severance and relocation, finance, building occupancy, information technology, certain legal fees, consulting, and audit fees.

(e) Includes the following charges:

	For the fiscal quarter ended		For the fiscal years ended
	January 2, 2016	January 3, 2015	January 2, 2016	January 3, 2015
(dollars in millions)	(13 weeks)	(14 weeks)	(52 weeks)	(53 weeks)
Office consolidation costs	$—	$—	$—	$6.6
Amortization of H.W. Carter and Sons tradenames	$1.0	$2.3	$6.2	$16.4
Closure of distribution facility in Hogansville, GA (1)	$—	$0.1	$—	$0.9
(1) Continuing operating costs associated with the closure of the Company’s distribution facility in Hogansville, Georgia.

CARTER’S, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except for share data)
(unaudited)

	January 2, 2016	January 3, 2015
ASSETS
Current assets:
Cash and cash equivalents	$381,209	$340,638
Accounts receivable, net	207,570	184,563
Finished goods inventories, net	469,934	444,844
Prepaid expenses and other current assets	38,672	34,788
Deferred income taxes	34,080	36,625
Total current assets	1,131,465	1,041,458
Property, plant, and equipment, net	371,704	333,097
Tradenames and other intangible assets, net	310,848	317,297
Goodwill	174,874	181,975
Deferred debt issuance costs, net	6,813	6,677
Other assets	13,409	12,592
Total assets	$2,009,113	$1,893,096

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$157,648	$150,243
Other current liabilities	105,070	97,728
Total current liabilities	262,718	247,971

Long-term debt	584,431	586,000
Deferred income taxes	128,838	121,536
Other long-term liabilities	158,075	150,905
Total liabilities	1,134,062	1,106,412

Commitments and contingencies

Stockholders’ equity:
Preferred stock; par value $.01 per share; 100,000 shares authorized; none issued or outstanding at January 2, 2016 and January 3, 2015	—	—
Common stock, voting; par value $.01 per share; 150,000,000 shares authorized; 51,764,309 and 52,712,193 shares issued and outstanding at January 2, 2016 and January 3, 2015, respectively	518	527
Additional paid-in capital	—	—
Accumulated other comprehensive loss	(36,367)	(23,037)
Retained earnings	910,900	809,194
Total stockholders’ equity	875,051	786,684
Total liabilities and stockholders’ equity	$2,009,113	$1,893,096

CARTER’S, INC.
CONSOLIDATED STATEMENTS OF CASH FLOW
(dollars in thousands)
(unaudited)

	For the fiscal years ended
	January 2, 2016	January 3, 2015
	(52 weeks)	(53 weeks)
Cash flows from operating activities:
Net income	$237,822	$194,670
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	61,982	58,487
Amortization of tradenames	6,417	16,437
Accretion of contingent consideration	809	1,348
Amortization of debt issuance costs	1,603	1,533
Stock-based compensation expense	17,029	17,598
Unrealized foreign currency exchange loss, net	4	2,378
Income tax benefit from stock-based compensation	(8,839)	(4,700)
Loss on disposal of property, plant, and equipment	870	1,157
Deferred income taxes	8,657	3,911
Effect of changes in operating assets and liabilities:
Accounts receivable	(23,837)	8,405
Inventories	(34,352)	(32,151)
Prepaid expenses and other assets	(3,496)	(2,719)
Accounts payable and other liabilities	43,318	16,043
Net cash provided by operating activities	307,987	282,397
Cash flows from investing activities:
Capital expenditures	(103,497)	(103,453)
Acquisition of tradenames	—	(3,550)
Proceeds from sale of property, plant, and equipment	72	2,271
Net cash used in investing activities	(103,425)	(104,732)
Cash flows from financing activities:
Payments of debt issuance costs	(1,628)	(177)
Borrowings under secured revolving credit facility	205,586	—
Payments on secured revolving credit facility	(205,237)	—
Repurchase of common stock	(110,290)	(82,099)
Payment of contingent consideration	(7,572)	(8,901)
Dividends paid	(46,028)	(40,477)
Income tax benefit from stock-based compensation	8,839	4,700
Withholdings of taxes from vesting of restricted stock	(12,651)	(4,548)
Proceeds from exercise of stock options	6,976	9,064
Net cash used in financing activities	(162,005)	(122,438)
Net effect of exchange rate changes on cash	(1,986)	(1,135)
Net increase in cash and cash equivalents	40,571	54,092
Cash and cash equivalents, beginning of fiscal year	340,638	286,546
Cash and cash equivalents, end of fiscal year	$381,209	$340,638

CARTER’S, INC.
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(dollars in millions, except earnings per share)

	Fiscal quarter ended January 2, 2016 (13 weeks)
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$363.5	$258.7	$116.2	$72.6	$1.39
Amortization of tradenames	—	(1.0)	1.0	0.6	0.01
As adjusted (a)	$363.5	$257.8	$117.1	$73.2	$1.40

	Fiscal year ended January 2, 2016 (52 weeks)
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$1,258.0	$909.2	$392.9	$237.8	$4.50
Amortization of tradenames	—	(6.2)	6.2	3.9	0.08
Revaluation of contingent consideration (b)	—	(1.9)	1.9	1.9	0.04
As adjusted (a)	$1,258.0	$901.1	$401.0	$243.6	$4.61

	Fiscal quarter ended January 3, 2015 (14 weeks)
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$356.0	$251.9	$114.0	$68.6	$1.29
Amortization of tradenames	—	(2.3)	2.3	1.5	0.03
Costs to exit retail operations in Japan	—	(0.1)	0.1	—	—
Closure of distribution facility in Hogansville, GA	—	(0.1)	0.1	—	—
Revaluation of contingent consideration (b)	—	(0.4)	0.4	0.4	0.01
As adjusted (a)	$356.0	$249.0	$116.9	$70.6	$1.32

	Fiscal year ended January 3, 2015 (53 weeks)
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$1,184.4	$890.3	$333.3	$194.7	$3.62
Amortization of tradenames	—	(16.4)	16.4	10.4	0.19
Office consolidation costs (c)	—	(6.6)	6.6	4.2	0.08
Revaluation of contingent consideration (b)	—	(1.3)	1.3	1.3	0.03
Closure of distribution facility in Hogansville, GA	—	(0.9)	0.9	0.6	0.01
Costs to exit retail operations in Japan	(1.0)	(1.5)	0.5	0.3	0.01
As adjusted (a)	$1,183.4	$863.3	$359.3	$211.5	$3.93

(a)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present gross margin, SG&A, operating income, net income, and net income on a diluted share basis excluding the adjustments discussed above.  The Company believes these adjustments provide a meaningful comparison of the Company’s results.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.

(b)	Revaluation of the contingent consideration liability associated with the Company’s 2011 acquisition of Bonnie Togs.

(c)	Costs associated with office consolidation including severance, relocation, accelerated depreciation and other charges.

Note: Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(dollars in millions, except earnings per share)

	Fiscal quarter ended April 4, 2015
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$284.1	$211.2	$84.5	$49.8	$0.94
Amortization of tradenames	—	(2.3)	2.3	1.5	0.03
Revaluation of contingent consideration (a)	—	(0.5)	0.5	0.5	0.01
As adjusted (b)	$284.1	$208.4	$87.3	$51.7	$0.97

(a)	Revaluation of the contingent consideration liability associated with the Company’s 2011 acquisition of Bonnie Togs.

(b)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present gross margin, SG&A, operating income, net income, and net income on a diluted share basis excluding the adjustments discussed above.  The Company believes these adjustments provide a meaningful comparison of the Company’s results.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.

Note: Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF NET INCOME ALLOCABLE TO COMMON SHAREHOLDERS

	For the fiscal quarters ended		For the fiscal years ended
	January 2, 2016	January 3, 2015	January 2, 2016	January 3, 2015
	(13 weeks)	(14 weeks)	(52 weeks)	(53 weeks)
Weighted-average number of common and common equivalent shares outstanding:
Basic number of common shares outstanding	51,460,090	52,130,289	51,835,053	52,614,425
Dilutive effect of equity awards	460,432	479,744	499,583	479,114
Diluted number of common and common equivalent shares outstanding	51,920,522	52,610,033	52,334,636	53,093,539

As reported on a GAAP Basis:
(dollars in thousands, except per share data)
Basic net income per common share:
Net income	$72,600	$68,590	$237,822	$194,670
Income allocated to participating securities	(613)	(870)	(2,184)	(2,586)
Net income available to common shareholders	$71,987	$67,720	$235,638	$192,084
Basic net income per common share	$1.40	$1.30	$4.55	$3.65
Diluted net income per common share:
Net income	$72,600	$68,590	$237,822	$194,670
Income allocated to participating securities	(609)	(863)	(2,167)	(2,568)
Net income available to common shareholders	$71,991	$67,727	$235,655	$192,102
Diluted net income per common share	$1.39	$1.29	$4.50	$3.62
As adjusted (a):
(dollars in thousands, except per share data)
Basic net income per common share:
Net income	$73,198	$70,573	$243,641	$211,493
Income allocated to participating securities	(618)	(895)	(2,238)	(2,814)
Net income available to common shareholders	$72,580	$69,678	$241,403	$208,679
Basic net income per common share	$1.41	$1.34	$4.66	$3.97
Diluted net income per common share:
Net income	$73,198	$70,573	$243,641	$211,493
Income allocated to participating securities	(613)	(888)	(2,221)	(2,793)
Net income available to common shareholders	$72,585	$69,685	$241,420	$208,700
Diluted net income per common share	$1.40	$1.32	$4.61	$3.93

(a) In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present per share data excluding the adjustments discussed above. The Company has excluded approximately $0.6 million and $5.8 million in after-tax expenses from these results for the quarter and fiscal year ended January 2, 2016, respectively. The Company has excluded approximately $2.0 million and $16.8 million in after-tax expenses from these results for the quarter and fiscal year ended January 3, 2015, respectively.

RECONCILIATION OF U.S. GAAP AND NON-GAAP INFORMATION
(unaudited)

The following table provides a reconciliation of EBITDA and adjusted EBITDA for the periods indicated to net income, which is the most directly comparable financial measure presented in accordance with GAAP:

	Fiscal quarter ended		Fiscal year ended
	January 2, 2016	January 3, 2015	January 2, 2016	January 3, 2015
(dollars in millions)	(13 weeks)	(14 weeks)	(52 weeks)	(53 weeks)
Net income	$72.6	$68.6	$237.8	$194.7
Interest expense	6.5	7.0	27.0	27.7
Interest income	(0.1)	(0.1)	(0.5)	(0.4)
Tax expense	38.5	37.0	130.4	108.2
Depreciation and amortization	18.8	17.9	68.4	74.9
EBITDA	$136.3	$130.5	$463.1	$405.1

Adjustments to EBITDA
Office consolidation costs (a)	$—	$—	$—	$6.6
Revaluation of contingent consideration (b)	—	0.4	1.9	1.3
Facility-related closures (c)	—	0.1	—	0.9
Japan retail operations exit (d)	—	0.1	—	(0.4)
Adjusted EBITDA	$136.3	$131.1	$465.0	$413.7

(a)
Costs associated with office consolidation including severance, relocation, and other charges. These amounts exclude costs related to accelerated depreciation as such amounts are included in the total of depreciation and amortization above.

(b)	Revaluation of the contingent consideration liability associated with the Company’s 2011 acquisition of Bonnie Togs.

(c)
Costs associated with the closure of the Company’s distribution facility in Hogansville, Georgia. These amounts exclude costs related to accelerated depreciation as such amounts are included in the total of depreciation and amortization above.

(d)
Costs incurred to exit the Company’s retail business in Japan. Fiscal year ended January 3, 2015 also reflects a favorable recovery of inventory. These amounts exclude costs related to accelerated depreciation as such amounts are included in the total of depreciation and amortization above.

Note: Results may not be additive due to rounding.

EBITDA and Adjusted EBITDA are supplemental financial measures that are not defined or prepared in accordance with GAAP. We define EBITDA as net income before interest, income taxes and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items described in the footnotes (a) - (d) to the table above.

We present EBITDA and Adjusted EBITDA because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

The use of EBITDA and Adjusted EBITDA instead of net income or cash flows from operations has limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. EBITDA and Adjusted EBITDA do not represent net income or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA, Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us for working capital, debt service and other purposes.